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                                                                EXHIBIT 23.12



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 1997 on the consolidated financial statements of Spirit Rent-A-Car, Inc. included in Republic Industries, Inc.'s Form 8-K dated June 13, 1997 and to all references to our Firm included in this registration statement.


/s/ COHEN & COMPANY

COHEN & COMPANY


Cleveland, Ohio
December 17, 1997